Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. AND ACTELION PHARMACEUTICALS LTD. ENTER A COLLABORATION AGREEMENT FOR XIAFLEX® IN CANADA, AUSTRALIA, BRAZIL AND MEXICO

Actelion Obtains Exclusive Rights for Two Potential Indications

Auxilium to Receive up to $68.5 million in Aggregate Upfront, Regulatory, Pricing, Reimbursement and Sales Milestones

Malvern, PA, and Allschwil/Basel, Switzerland, (February 23, 2012) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) and Actelion Pharmaceuticals Ltd. (SWX: ATLN.S) announced today that they have entered into a long-term partnership for the development, supply and commercialization of XIAFLEX® (collagenase clostridium histolyticum), a novel, first-in-class biologic for the potential treatment of Dupuytren’s contracture and Peyronie’s disease. Under the terms of the agreement, Actelion will receive exclusive rights to commercialize XIAFLEX for the treatment of Dupuytren’s contracture and Peyronie’s disease in Canada, Australia, Brazil and Mexico upon receipt of the respective regulatory approvals. Actelion will be primarily responsible for the applicable regulatory and commercialization activities for XIAFLEX in these countries.

XIAFLEX has been approved by the U.S. Food and Drug Administration and the European Medicines Agency as a treatment for Dupuytren’s contracture, and is also in development in Japan. In addition, XIAFLEX has been accepted for review by Health Canada for the treatment of Dupuytren’s contracture in Canada and regulatory action is expected in the second half of 2012. Actelion expects to file for approval of XIAFLEX for the treatment of Dupuytren’s contracture in Australia, Brazil and Mexico over the next 12 months. XIAFLEX is also being evaluated in a global phase III development program for Peyronie’s disease with top-line data expected in late second quarter 2012.

“Today, Actelion and Auxilium have forged a partnership, which we believe has the opportunity to offer, subject to regulatory approval, the first, effective nonsurgical treatment for two diseases in multiple new geographies,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “With the strength of Actelion’s commercialization and development organization in these diverse and far-ranging markets, this relationship should further enhance our ability to bring this potentially groundbreaking product to a global audience.”

Philippe de Lavenne, VP Actelion Pharmaceuticals, Head of Europe, Canada, Latin America, Middle East & Africa commented: “This tailored partnership has been designed to leverage Actelion’s regulatory and marketing expertise, as well as our established local operating companies in these markets. Auxilium has done an outstanding job in the development of this innovative product, and we look forward to contributing to making XIAFLEX a global success.”

Under the terms of the agreement, Actelion will pay Auxilium $10 million upfront and will also make up to $16 million in potential regulatory, pricing, and reimbursement milestone payments and $42.5 million in potential sales milestone payments. Auxilium will also receive increasing tiered double-digit royalties based on sales of XIAFLEX in Actelion’s territories and will supply product to Actelion at a predetermined cost.

Auxilium will remain primarily responsible for the global development of XIAFLEX in Peyronie’s disease and will be responsible for all clinical and commercial drug manufacturing and supply. Actelion will be responsible for clinical development activities and associated costs corresponding to any additional trials required for specific territories.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a testosterone gel, for the topical treatment of hypogonadism in the U.S. Pfizer has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in Europe; Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan; and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico. Ferring International Center S.A. markets Testim in the EU and Paladin Labs Inc. markets Testim in Canada. Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease, in phase IIa of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis) and is in phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

Auxilium SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “should,” “could,” “estimate,” “project,” “will,” and “target.” Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions. No specific assurances can be given with respect to whether we will develop XIAFLEX for the treatment of multiple potential indications or achieve the results or indicated timing of clinical trials for XIAFLEX for the additional indications; regulatory approval will be obtained for XIAFLEX in any of Actelion’s licensed territories within the anticipated timeframes, if at all; Actelion will be successful in developing and commercializing XIAFLEX in its licensed territories; or we will receive the indicated milestone or royalty payments from Actelion. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”). Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

About Actelion

Actelion Ltd is a biopharmaceutical company with its corporate headquarters in Allschwil/Basel, Switzerland. Actelion’s first drug Tracleer®, an orally available dual endothelin receptor antagonist, has been approved as a therapy for pulmonary arterial hypertension. Actelion markets Tracleer® through its own subsidiaries in key markets worldwide, including the United States (based in South San Francisco), the European Union, Japan, Canada, Australia and Switzerland. Actelion, founded in late 1997, is a leading player in innovative science related to the endothelium - the single layer of cells separating every blood vessel from the blood stream. Actelion’s over 2,500 employees focus on the discovery, development and marketing of innovative drugs for significant unmet medical needs. Actelion shares are traded on the SIX Swiss Exchange (ticker symbol: ATLN) as part of the Swiss blue-chip index SMI (Swiss Market Index SMI®).

Actelion SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The above information contains certain “forward-looking statements”, relating to the company’s business, which can be identified by the use of forward-looking terminology such as “estimates”, “believes”, “expects”, “may”, “are expected to”, “will”, “will continue”, “should”, “would be”, “seeks”, “pending” or “anticipates” or similar expressions, or by discussions of strategy, plans or intentions. Such statements include descriptions of the company’s investment and research and development programs and anticipated expenditures in connection therewith, descriptions of new products expected to be introduced by the company and anticipated customer demand for such products and products in the company’s existing portfolio. Such statements reflect the current views of the company with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements that may be expressed or implied by such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected.

Auxilium contact:

James E. Fickenscher

Chief Financial Officer +1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

Actelion Contact:

Roland Haefeli

Senior Vice President, Head of Investor Relations & Public Affairs

Actelion Pharmaceuticals Ltd, Gewerbestrasse 16, CH-4123 Allschwil

+41 61 565 62 62

+1 650 624 69 36

www.actelion.com

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